Exhibit 10.1

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of June 2, 2025, is by and among Beckley Psytech Limited, a company incorporated in England and Wales with company number 11496099, whose registered office is at Beckley Park, Beckley, Oxford, England OX3 9SY (“Beckley”), Atai Life Sciences N.V., a company incorporated in the Netherlands with company number 80299776, whose registered office is at Wallstraße 16, 10179 Berlin, Germany (the “Company”) and _____________ (the “Shareholder”).

WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of ordinary shares, with a nominal value EUR 0.10 each (the “Common Shares”) in the share capital of the Company that are set forth on Exhibit A attached hereto (such shares, together with any Common Shares of the Company acquired after the date hereof, the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Beckley and the Company, are entering into a Share Purchase Agreement, dated as of the date hereof and as it may be amended from time to time (the “Purchase Agreement”), which provides, among other things, for the Company to acquire the entire issued share capital of Beckley not already held by the Company, upon the terms and subject to the conditions set forth in the Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to their willingness to enter into the Purchase Agreement, Beckley has required that the Shareholder, and as an inducement and in consideration therefor, the Shareholder (solely in the Shareholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENT TO VOTE

Section 1.1         Agreement to Vote. Subject to the terms of this Agreement, the Shareholder hereby agrees that, during the time this Agreement is in effect, at the Shareholders Meeting, including any adjournment or postponement thereof or as reconvened, the Shareholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon: (a) cause all of the Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted if another person is the holder of record of any Subject Shares beneficially owned by the Shareholder) all of its Subject Shares in favor of  the Shareholder Approval and such other matters as the Company and the Buyer shall hereafter mutually determine to be necessary or appropriate in order to effect the Transaction.  Until the Completion, the Shareholder shall retain at all times the right to vote the Subject Shares in the Shareholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s shareholders generally.

ARTICLE II
WARRANTIES OF THE SHAREHOLDER

The Shareholder warrants to Beckley and the Company that:

Section 2.1       Organization; Authority.  The Shareholder (a) if applicable, is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has capacity to, or if applicable, the full power and authority to and is duly authorized to, make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Shareholder, and – assuming due authorization, execution and delivery of this Agreement by the other parties hereto – constitutes a legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery by the Shareholder or the performance of the Shareholder’s obligations hereunder except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, clauses (i) and (ii), the “Enforceability Exceptions”).

Section 2.2         Non-Contravention.  The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not (a) violate any Law or governmental order applicable to the Shareholder or the Subject Shares or (b) except as may be required by applicable U.S. federal securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any person (including any governmental authority) under, violate or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any liens on the Subject Shares pursuant to, any (i) contract, agreement, trust, commitment, governmental order, stipulation, settlement or other instrument binding on the Shareholder or the Subject Shares, (ii) any applicable Law or (iii) any provision of the organizational or governing documents of the Shareholder, if applicable; in case of each of clauses (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to prevent the Shareholder from performing its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.

Section 2.3        Ownership of Subject Shares; Total Shares.  The Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any liens, except for liens as may be applicable under the Securities Act or other applicable securities Laws.  Except pursuant to this Agreement, no person has any contractual or other right or obligation to purchase or otherwise acquire all or any portion of the Subject Shares.

Section 2.4       Voting Power.  Other than as provided in this Agreement, the Shareholder has full voting power with respect to all of the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares.  None of the Subject Shares are subject to any shareholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares.

Section 2.5         Acknowledgment.  The Shareholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Shareholder desired, the Shareholder availed itself of such right and opportunity.

Section 2.6       Absence of Litigation.  With respect to the Shareholder, as of the date hereof, there is no action, suit, claim, proceeding, investigation, arbitration or inquiry pending against, or, to the knowledge of the Shareholder, threatened in writing against, and there is no governmental order imposed upon, the Shareholder or any of the Shareholder’s properties or assets (including the Subject Shares) except as would not, individually or in the aggregate, reasonably be expected to prevent the Shareholder from performing its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.

ARTICLE III
WARRANTIES OF BECKLEY

Beckley warrants to the Shareholder and the Company that:

Section 3.1         Organization; Authorization.  Beckley is duly organized, validly existing and in good standing under the laws of England and Wales.  The consummation of the transactions contemplated hereby are within Beckley’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Beckley.  Beckley has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 3.2        Binding Agreement.  Beckley has duly executed and delivered this Agreement, and – assuming due authorization, execution and delivery of this Agreement by the other parties hereto – this Agreement constitutes a legal, valid and binding obligation of Beckley, enforceable against Beckley in accordance with its terms (subject to the Enforceability Exceptions).

Section 3.3          Company Common Shares.  None of Beckley or its Affiliates is the beneficial owner of Common Shares.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Shareholder and Beckley that:

Section 4.1         Organization; Authorization.  The Company is duly organized, validly existing and in good standing under the laws of The Netherlands.  The consummation of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate actions on the part of the Company.  The Company has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 4.2       Binding Agreement.  The Company has duly executed and delivered this Agreement, and – assuming due authorization, execution and delivery of this Agreement by the other parties hereto – this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to the Enforceability Exceptions).

ARTICLE V
ADDITIONAL COVENANTS OF THE SHAREHOLDER

The Shareholder hereby covenants and agrees that until the termination of this Agreement in accordance with Section 6.2:

Section 5.1        No Transfer; No Inconsistent Arrangements.  Except as provided hereunder or under the Purchase Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 6.2, the Shareholder shall not, directly or indirectly, (a) create or permit to exist any liens, other than liens as may be applicable under the Securities Act or other applicable securities Laws, on all or any portion of the Subject Shares, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), all or any portion of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any contract with respect to any Transfer of the Subject Shares, or any right or interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to all or any portion of the Subject Shares or (e) deposit or permit the deposit of all or any portion of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to all or any portion of the Subject Shares. Any action taken in violation of the foregoing sentence shall be null and void ab initio and the Shareholder agrees that any such prohibited action may and should be enjoined.  If any involuntary Transfer of all or any portion of the Subject Shares shall occur (including, if applicable, a sale by the Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement in accordance with Section 6.2.  The Shareholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Purchase Agreement. Notwithstanding the foregoing, the Shareholder may Transfer any or all of the Subject Shares, in accordance with applicable Law (i) with the prior written consent of Beckley and the Company, (ii) (a) to any member of such Shareholder’s immediate family, or to a trust for the benefit of such Shareholder or any member of such Shareholder’s immediate family, or otherwise for estate planning purposes, (b) by will or under the laws of intestacy upon the death of such Shareholder, (c) by operation of law, such as (without limitation) pursuant to an order of a court or regulatory agency, including a domestic relations order or negotiated divorce settlement, or to comply with any regulations related to the undersigned’s ownership of Common Shares or (d) if applicable, to the Shareholder’s controlled Affiliates; provided, that, prior to and as a condition to the effectiveness of such Transfer, each person to whom any of such Subject Shares or any interest in any of such Subject Shares is or may be transferred shall have executed and delivered to Beckley and the Company a counterpart of this Agreement in a form reasonably acceptable to Beckley and the Company pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof.

Section 5.2       Actions.  The Shareholder agrees not to commence or join in any class action with respect to, any claim, derivative or otherwise, against Beckley or the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Purchase Agreement or the consummation of the Transaction, including any action, suit, claim or proceeding (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Purchase Agreement or (ii) alleging breach of any fiduciary duty of any person in connection with the negotiation and entry into the Purchase Agreement or the Transaction.

Section 5.3         Documentation and Information.  Except as required by applicable Law (including the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), prior to the consummation of the Transaction, the Shareholder shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby without the prior written consent of Beckley and the Company.

Section 5.4        Adjustments; Additional Shares.  In the event of any share split, reverse share split, share dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital shares of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.  In the event that the Shareholder acquires any additional Common Shares or other interests in or with respect to the Company, such Common Shares or other interests shall, without further action of the parties hereto, be subject to the provisions of this Agreement, and the number of the Subject Shares of the Shareholder will be deemed amended accordingly.  The Shareholder shall promptly notify Beckley and the Company of any such event.

ARTICLE VI
MISCELLANEOUS

Section 6.1         Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by registered or certified mail (postage prepaid, return receipt requested), or by email to the respective parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice): (a) if to Beckley or the Company, in accordance with the provisions of the Purchase Agreement and (b) if to the Shareholder, to the Shareholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party hereto may hereafter specify in writing for the purpose by notice to each other party hereto.

Section 6.2         Termination.  This Agreement shall terminate automatically, without any notice or other action by any person, upon the first to occur of (a) the termination of the Purchase Agreement in accordance with its terms, (b) the Completion, (c) a Changed Board Recommendation in accordance with the Purchase Agreement, (d) receipt of the Shareholder Approval and (e) the mutual written consent of all of the parties hereto.  Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 6.2 shall relieve any party hereto from liability for any willful breach of this Agreement or from fraud prior to termination of this Agreement and (ii) the provisions of this Article VI shall survive any termination of this Agreement.

Section 6.3         Amendments and Waivers.  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto or, in the case of a waiver, by each party hereto against whom the waiver is to be effective.  Any purported amendment or waiver not made in accordance with the foregoing shall be null and void.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.4         Expenses.  All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Transaction is consummated.

Section 6.5        Binding Effect; No Third Party Beneficiaries; Assignment.  The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 5.1.  No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder.  Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 6.6          Governing Law; Jurisdiction.

(a)         This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

(b)         The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Dispute.

(c)         For the purposes of this Section 6.6, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance, breach or termination of this Agreement and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

Section 6.7          Counterparts.  This Agreement may be executed in one or more counterparts (including by electronic mail) and by electronic or digital signature, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.  Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of a paper document bearing an original signature.

Section 6.8         Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES CONTAINED IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING

Section 6.9          Severability.  If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law.

Section 6.10       Specific Performance.  The parties hereto hereby agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and, accordingly, that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the other party’s performance of the terms and provisions hereof, without proof of damages or otherwise, in addition to any other remedy to which each party is entitled at law or in equity.  In any action, suit, claim, or proceeding for specific performance, each party will waive the defense of adequacy of any other remedy at law, and each party will waive any requirement for the securing or posting of any bond or other security in connection with the remedies referred to in this Section 6.10.

Section 6.11       Headings.  The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.12        Mutual Drafting.  Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 6.13       Further Assurances.  Beckley and the Shareholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

Section 6.14       Interpretation.  Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Exhibit” refer to the specified article, section or exhibit of or to this Agreement.

Section 6.15        Capacity as Shareholder.  Notwithstanding anything herein to the contrary, (a) the Shareholder signs this Agreement solely in Shareholder’s capacity as a shareholder of the Company, and not in any other capacity, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

Section 6.16       No Agreement Until Executed.  This Agreement shall not be effective unless and until (a) the Purchase Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

Section 6.17        No Ownership Interest.  Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Beckley or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholder, and Beckley shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholder in the voting of any of the Subject Shares, except as otherwise provided herein.

[Signature Page Follows]

The parties hereto are executing this Agreement on the date set forth in the introductory clause.

BECKLEY PSYTECH LIMITED

By:
Name:
Title:

[Signature Page to Voting Agreement]

ATAI LIFE SCIENCES N.V.

By:
Name:
Title:

[Signature Page to Voting Agreement]

Shareholder:

By:
Name:
Title:
Email:
Address:

[Signature Page to Voting Agreement]